UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2018

__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
Former name or former address, if changed since last report
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure
On May 15, 2018, Trinity Industries, Inc. (“Trinity” or the “Company”) issued a press release announcing the filing of an initial Registration Statement on Form 10 with the Securities and Exchange Commission by Arcosa, Inc., a wholly-owned subsidiary of the Company, in connection with the Company’s previously announced intention to spin-off its infrastructure-related businesses to Trinity shareholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
This information is not “filed” pursuant to the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act of 1933 registration statements. Additionally, the submission of the report on Form 8-K is not an admission of the materiality of any information in this report that is required to be disclosed solely by Regulation FD.
Item 9.01 Financial Statements and Exhibits
(a) - (c) Not applicable
(d) Exhibits
99.1 News Release dated May 15, 2018 with respect to filing of an initial Registration Statement on Form 10 with the Securities and Exchange Commission by Arcosa, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

May 15, 2018	By:	/s/ S.Theis Rice
Name: S.Theis Rice
Title: Senior Vice President and Chief Legal Officer